Exhibit 10.28

PHH CORPORATION
2005 EQUITY AND INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

     This NON-QUALIFIED STOCK OPTION AGREEMENT (“Stock Option Agreement”) is effective as of [Date] (the “Grant Date”), between PHH Corporation, a Maryland corporation (the “Company”), and the optionee specified on Exhibit A hereto and made a part hereof (the “Optionee”).

     Pursuant to the PHH Corporation 2005 Equity and Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Optionee is to be awarded, on the terms and conditions set forth herein, and on the terms and conditions set forth in the Plan, an option (an “Option”) to purchase shares of common stock of the Company as specified below, and hereby grants such Option. Capitalized terms used herein which are not defined in this Stock Option Agreement will have the meanings set forth in the Plan. The Optionee acknowledges that he or she has received a copy of the Plan Prospectus.

     1. Number of Shares and Purchase Price. The Optionee is hereby granted an Option to purchase the number of shares of Common Stock of the Company specified on Exhibit A (the “Option Shares”) at the Option Price per Share specified on Exhibit A, pursuant to the terms of this Stock Option Agreement and the provisions of the Plan.

     2. Term of Option and Conditions of Exercise.

          (a) The Option has been granted as of the Grant Date and shall terminate on the Expiration Date specified on Exhibit A, subject to earlier termination as provided herein and in the Plan. Upon the termination or expiration of the Option, all rights of the Optionee in respect of such Option hereunder shall cease.

          (b) Subject to the provisions of the Plan and this Stock Option Agreement, except as may otherwise be provided by the Committee, the Option shall vest in accordance with the schedule set forth on Exhibit A, so long as the Optionee continues to be employed by or provide service to the Company or a Subsidiary; provided, however, that the Option shall become fully vested and exercisable upon the death of the Optionee or the termination of the Optionee’s employment or service due to the disability (as defined in the Company’s long-term disability plan) of the Optionee.

     3. Termination of Employment.

          (a) Except as may otherwise be provided by the Committee, if the Optionee’s employment with or service for the Company or a Subsidiary is terminated, the Options that are then unexercisable will terminate immediately upon such termination of employment or service.

          (b) Except as may otherwise be provided by the Committee, if the Optionee’s employment with or service to the Company is terminated, the Options that are then exercisable will terminate as follows:

          (i) If the Optionee’s employment terminates by reason of such Optionee’s death or disability (as defined in the Company’s long-term disability plan), the Option may be exercised, to the extent vested on the date of termination, by the Optionee, the Optionee’s legal representative or legatee for a period of two years from the date of death or disability or until the Expiration Date, if earlier.

          (ii) If the Optionee’s employment terminates for any reason other than death or disability, and unless otherwise determined by the Committee, the Option may be exercised, to the extent vested on the date of termination, for a period of one year from the date of termination or until the Expiration Date, if earlier.

     4. Exercise of Option.

          The Option may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Committee from time to time. The exercise of the Option is subject to the Optionee making appropriate tax withholding arrangements with the Company in accordance with the terms of the Plan and the administrative procedures established by the Committee from time to time. The Optionee may pay the Exercise Price by:

          (a) delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Committee in its discretion;

          (b) a broker-assisted cashless exercise procedure satisfactory to the Company;

          (c) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company; or

          (d) any combination of the foregoing.

     5. Adjustment upon Changes in Capitalization.

          The Option is subject to adjustment in the event of certain changes in the capitalization of the Company, to the extent set forth in Section 5 of the Plan.

     6. Miscellaneous.

          (a) Entire Agreement. This Stock Option Agreement and the Plan contain all of the understandings and agreements between the Company and the Optionee concerning the

Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company and the Optionee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in this Stock Option Agreement or the Plan.

          (b) Captions. The captions and section numbers appearing in this Stock Option Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Stock Option Agreement.

          (c) Notices. Any notice or communication having to do with this Stock Option Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the General Counsel of the Company at the principal office of the Company and, if to the Optionee, to the Optionee’s last known address contained in the personnel records of the Company.

          (d) Succession and Transfer. Each and all of the provisions of this Stock Option Agreement are binding upon and inure to the benefit of the Company and the Optionee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan.

          (e) Governing Law. This Stock Option Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.

          (f) Blackout Periods. The Optionee acknowledges that, from time to time as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which this Option may not be exercised. The Company may establish a blackout period for any reason or for no reason.

This Stock Option Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference herein as provisions of this Stock Option Agreement. If there is a conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan will govern.

     IN WITNESS WHEREOF, the Company has executed this Stock Option Agreement on the date and year first above written.

PHH CORPORATION

By:

Name:
Title:

EXHIBIT A

PHH CORPORATION
2005 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

Optionee:	[Name]
[Address]

Participant #:	[ ]

Grant Date:	[Date]

Number of Shares:	[Number]

Option Price per Share:	[$ per share]

Expiration Date:	The Option shall expire at 5:00 p.m. Eastern Time on the tenth anniversary of the Grant Date, unless fully exercised or terminated earlier.

Vesting Schedule:	100% of the Option shall vest on the fourth anniversary of the Grant Date.